Exhibit 99.1

Marketo Announces Fourth Quarter and Full Year 2015 Results

SAN MATEO, Calif. — February 9, 2016 — Marketo, Inc. (NASDAQ: MKTO), the leading provider of engagement marketing software and solutions, today announced its fourth quarter and full year 2015 financial results.

2015 Highlights:

•        Annual revenue increased 40 percent year over year to $209.9 million

•        Deferred revenue increased 46 percent year over year to $92.0 million

•        Annual calculated billings increased 39 percent year over year to $238.9 million

•        Generated full year cash flow from operations of $2.3 million

“Our solid fourth quarter performance capped a year of healthy growth, including improved operating leverage and positive cash flow from operations for the full year,” said Phil Fernandez, chairman and CEO of Marketo. “I am optimistic about our business and believe we are well positioned to capitalize on the market opportunity in 2016. As a recognized leader in the industry, with a highly differentiated position in the market, we continue to deliver breakthrough innovation and make our customers successful.”

Results for the fourth quarter of 2015:

•                  Revenue: Revenue was $58.3 million, an increase of 38 percent over the same period of the prior year.

•                  Deferred Revenue:  Deferred revenue at December 31, 2015 was $92.0 million, up 12 percent from $82.1 million at September 30, 2015. This compares to $62.9 million at December 31, 2014.

•                  Calculated Billings: Calculated billings were $68.1 million, an increase of 31 percent over $52.1 million in the same period of the prior year.

•                  Net Loss: GAAP net loss attributable to Marketo was $17.2 million, and net loss per common share, basic and diluted, was $(0.40). Non-GAAP net loss was $5.5 million, and non-GAAP net loss per common share, basic and diluted, was $(0.13).

•                  Cash Flow:  Cash used in operating activities was $1.5 million as compared to cash used in operating activities of $3.2 million in the same period of the prior year.

•                  Total Cash and Cash Equivalents: As of December 31, 2015, total cash and cash equivalents was $107.2 million.

Results for the full year 2015:

•                  Revenue: Revenue was $209.9 million, an increase of 40 percent over the prior year.

•                  Calculated Billings: Calculated billings were $238.9 million, an increase of 39 percent over $171.5 million in the prior year.

•                  Net Loss: GAAP net loss attributable to Marketo was $71.5 million, and net loss per common share, basic and diluted, was $(1.68). Non-GAAP net loss was $25.9 million, and non-GAAP net loss per common share, basic and diluted, was $(0.61).

•                  Cash Flow:  Cash provided by operating activities was $2.3 million as compared to cash used in operating activities of $14.0 million in the prior year.

Outlook

As of February 9, 2016, Marketo is initiating revenue and EPS guidance for its first quarter and full year 2016.

For the first quarter of 2016, Marketo expects to report:

•                  Revenue in the range of $61 to $62 million

•                  GAAP net loss per share in the range of $(0.43) to $(0.45)

•                  Non-GAAP net loss per share in the range of $(0.16) to $(0.18)

For the full year 2016, Marketo expects to report:

•                  Revenue in the range of $267 to $277 million

•                  GAAP net loss per share in the range of $(1.57) to $(1.63)

•                  Non-GAAP net loss per share in the range of $(0.47) to $(0.53)

Reconciliations of the non-GAAP financial measures included in this release to their nearest GAAP equivalents are provided at the end of this release.

Conference Call Information

Marketo will host a conference call and live webcast to discuss financial results at 5:00 p.m. ET/2:00 p.m. PT, today, Tuesday, February 9, 2016.  The conference call can be accessed by dialing (888) 632-3384, or +1 (785) 424-1675 (outside the U.S. and Canada).  A live webcast will be available at http://investors.marketo.com.  An audio replay of the call will also be available by dialing (888) 203-1112 or +1(719) 457-0820 (outside the U.S. and Canada) and entering passcode 162403#.

Use of Non-GAAP Financial Information

Marketo provides financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). To help understand Marketo’s past financial performance and future results, Marketo has supplemented its financial results that it provides in accordance with GAAP with certain non-GAAP financial measures. The method Marketo uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.  Specifically, management is excluding the following items from its non-GAAP historical and estimated net loss and net loss per common share, basic and diluted:

• Stock-Based Compensation Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

• Amortization of Acquired Intangible Assets: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

• Adjustment to the value of redeemable non-controlling interest to the redemption amount is excluded as the company believes it may not be indicative of future operating results and that investors benefit from an understanding of the company’s operating results without giving effect to this adjustment.

Additionally, the company believes the following supplemental non-GAAP financial information is useful to investors and others in assessing its operating performance. A calculation of the supplemental non-GAAP financial information is provided in the table titled ‘Non-GAAP Supplemental financial information’.

• Calculated billings is calculated as revenue plus the change in total deferred revenue as presented on the balance sheet.

• Free cash flow is calculated as cash flow provided by (used in) operations less the purchase of property and equipment and capitalized software development costs presented on the statement of cash flows.

Marketo believes calculated billings offers investors useful supplemental information regarding the performance of its business, and will help investors better understand the sales volumes and performance of its business. The free cash flow metric is useful as it provides investors an enhanced view of the company’s operational performance and the cash available to fund on-going operations. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the related reconciliations, to more fully understand its business. Reconciliations of these GAAP and non-GAAP financial measures are presented in the tables at the end of this release.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “expects,” “anticipates,” “believes,” “could,” “seeks,” “estimates,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Examples of forward-looking statements include, but are not limited to, statements about our opportunities for growth and our GAAP and non-GAAP financial guidance for the first quarter and the full year of 2016, including revenue, net loss, EPS, stock-based compensation expenses, amortization of acquired intangible assets and adjustments to the value of redeemable non-controlling interest to the redemption amount. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties that could cause actual results to differ from the results predicted include, but are not limited to, risks associated with: possible fluctuations in our financial and operating results; our rate of growth and anticipated revenue run rate, including our ability to convert deferred revenue into revenue and, as appropriate, cash flow, and the continued growth and ability to maintain deferred revenue; errors, interruptions or delays in our services or Web hosting; breaches of our security measures; competition and competitive pressures, including discounting by our competitors; the nature of our business model; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services; successful customer deployment and utilization of our existing and future services; changes in our sales cycle; the financial impact of any previous and future acquisitions; relationships with platform providers; various financial aspects of our subscription model; unexpected increases in attrition or decreases in new business; the emerging markets in which we operate; unique aspects of entering or expanding in international markets; our ability to hire, retain and motivate employees and manage our growth; changes in our customer base; technological developments; regulatory developments; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in our effective tax rate; fluctuations in the number of shares we have outstanding and the price of such shares; foreign currency exchange rates; collection of receivables; interest rates; factors affecting our deferred tax assets and ability to value and utilize them; the risks and expenses associated with our real estate and office facilities space; and general developments in the economy, financial markets, and credit markets.

Further information about potential factors that could affect our financial results is included in public reports we file with the Securities and Exchange Commission, including, but not limited to, the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Forms 10-K and 10-Q, and the Forms 8-K and other documents we file from time to time.

Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We assume no obligation and do not intend to publicly update these forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by law.

About Marketo

Marketo (NASDAQ: MKTO) provides the leading marketing software and solutions designed to help marketers master the art and science of digital marketing. Through a unique combination of innovation and expertise, Marketo is focused solely on helping marketers keep pace in an ever-changing digital world. Spanning today’s digital, social, mobile and offline channels, Marketo’s Engagement Marketing Platform powers a set of breakthrough marketing automation and marketing management applications to help marketers tackle all aspects of digital marketing from the planning and orchestration of marketing activities to the delivery of personalized interactions that can be optimized in real-time. Marketo’s applications are known for their ease-of-use, and are complemented by the Marketing Nation®, a thriving network of more than 550 third-party solutions through our LaunchPoint® ecosystem and over 60,000 marketers who share and learn from each other to grow their collective marketing expertise. The result for modern marketers is unprecedented agility and superior results. Headquartered in San Mateo, CA with offices in Atlanta, Portland, Ore., Europe, Australia, and Japan, Marketo serves as a strategic marketing partner to more than 4,500 large enterprises and fast-growing small companies across a wide variety of industries. For more information, visit www.marketo.com.

Marketo, the Marketo logo, Marketing Nation and LaunchPoint are trademarks of Marketo, Inc. All other trademarks are the property of their respective owners.

IR Contact:

Anne Marie McCauley
Marketo
650-727-6845
amccauley@marketo.com

PR Contact:

Stefanie Gordish
Marketo
415.590.9722
sgordish@marketo.com

###

MARKETO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31,	December 31,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$107,218	$112,644
Accounts receivable, net	50,678	37,867
Prepaid expenses and other current assets	9,073	5,756
Total current assets	166,969	156,267
Property and equipment, net	21,323	16,832
Goodwill	29,201	29,201
Intangible assets, net	5,455	7,076
Other assets	2,130	1,035
Total assets	$225,078	$210,411

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,265	$3,901
Accrued expenses and other current liabilities	25,706	20,691
Deferred revenue	91,735	62,945
Current portion of credit facility	2,174	2,719
Total current liabilities	123,880	90,256
Credit facility, net of current portion	478	2,653
Deferred revenue, long-term	230	—
Other liabilities	2,722	3,526
Total liabilities	127,310	96,435

Redeemable non-controlling interests	4,643	800

Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	344,727	297,420
Accumulated other comprehensive loss	(274)	(350)
Accumulated deficit	(251,332)	(183,898)
Total stockholders’ equity	93,125	113,176
Total liabilities, redeemable non-controlling interests and stockholders’ equity	$225,078	$210,411

MARKETO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014
Revenue:
Subscription and support	$51,711	$37,003	$183,658	$131,060
Professional services and other	6,556	5,342	26,211	18,894
Total revenue	58,267	42,345	209,869	149,954
Cost of revenue (1):
Subscription and support	11,284	8,104	40,632	28,742
Professional services and other	7,813	5,980	31,484	22,059
Total cost of revenue	19,097	14,084	72,116	50,801
Gross profit:
Subscription and support	40,427	28,899	143,026	102,318
Professional services and other	(1,257)	(638)	(5,273)	(3,165)
Total gross profit	39,170	28,261	137,753	99,153
Operating expenses (1):
Research and development	10,476	8,327	39,077	30,337
Sales and marketing	33,723	29,716	129,072	98,843
General and administrative	10,588	7,066	38,056	25,583
Total operating expenses	54,787	45,109	206,205	154,763
Loss from operations	(15,617)	(16,848)	(68,452)	(55,610)
Other income (expense), net	(168)	120	81	178
Loss before provision (benefit) for income taxes	(15,785)	(16,728)	(68,371)	(55,432)
Provision (benefit) for income taxes	254	(573)	708	(477)
Net loss	(16,039)	(16,155)	(69,079)	(54,955)
Net loss and adjustment attributable to redeemable non-controlling interests*	(1,112)	242	(2,418)	618
Net loss attributable to Marketo	$(17,151)	$(15,913)	$(71,497)	$(54,337)

Net loss per share of common stock, basic and diluted	$(0.40)	$(0.39)	$(1.68)	$(1.35)
Shares used in computing net loss per share of common stock, basic and diluted	43,383	41,059	42,504	40,385

* During the three months and for the year ended December 31, 2015 the Company recorded an adjustment to redeemable non-controlling interests of $(1.5) million and $(4.0) million, respectively, which is included in this line item.

(1) Amounts include stock-based compensation expense as follows (in thousands):

	Three Months Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014
Cost of subscription and support revenue	$740	$424	$2,691	$1,626
Cost of professional services and other revenue	1,105	607	4,320	2,363
Research and development	1,716	1,737	7,637	5,353
Sales and marketing	2,724	2,841	12,655	8,860
General and administrative	3,223	2,078	11,879	6,918
Total stock-based compensation expense	$9,508	$7,687	$39,182	$25,120

MARKETO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014
Cash flows from operating activities:
Net loss attributable to Marketo	$(17,151)	$(15,913)	$(71,497)	$(54,337)
Net loss and adjustment attributable to redeemable non-controlling interests	1,112	(242)	2,418	(618)
Net loss	(16,039)	(16,155)	(69,079)	(54,955)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,865	2,699	13,937	9,475
Stock-based compensation expense	9,508	7,687	39,182	25,120
Deferred income taxes	217	(625)	568	(672)
Provision for doubtful accounts	336	126	738	417
Loss on sale of assets	7	1	7	1
Changes in operating assets and liabilities:
Accounts receivable, net	(9,240)	(12,010)	(13,952)	(11,779)
Prepaid expenses and other current assets	(2,857)	540	(4,489)	(1,388)
Other assets	(21)	(75)	(834)	(709)
Accounts payable	(504)	(436)	1,628	(342)
Accrued expenses and other current liabilities	3,790	5,033	5,213	(1,599)
Deferred revenue	10,041	10,042	29,686	22,371
Other liabilities	(587)	(12)	(355)	37
Net cash provided by (used in) operating activities	(1,484)	(3,185)	2,250	(14,023)
Cash flows from investing activities:
Increase in restricted cash	—	—	(215)	—
Purchase of property and equipment	(4,229)	(2,136)	(15,849)	(8,378)
Capitalized software development	(91)	(182)	(1,017)	(645)
Cash used in acquisition, net of cash acquired	—	326	—	326
Net cash used in investing activities	(4,320)	(1,992)	(17,081)	(8,697)
Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	1,234	826	5,999	5,540
Proceeds from issuance of common stock issued under employee stock purchase plan	—	—	5,629	6,143
Investment from redeemable non-controlling interests	—	—	1,678	1,953
Repurchase of unvested common stock from terminated employees	(6)	(1)	(38)	(49)
Withholding taxes remitted for the net share settlement of equity awards	(340)	(518)	(740)	(2,638)
Repayment of debt	(690)	(663)	(2,719)	(2,187)
Payment of deferred follow-on offering costs	—	—	—	(104)
Payment incurred for common stock registration related to acquisition	—	—	—	(319)
Net cash provided by (used in) financing activities	198	(356)	9,809	8,339
Effect of foreign exchange rate changes on cash and cash equivalents	(29)	(617)	(404)	(1,274)
Net decrease in cash and cash equivalents	(5,635)	(6,150)	(5,426)	(15,655)
Cash and cash equivalents — beginning of period	112,853	118,794	112,644	128,299
Cash and cash equivalents —end of period	$107,218	$112,644	$107,218	$112,644

MARKETO, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, Marketo uses non-GAAP measures of operating loss, net loss and net loss per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Marketo’s underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States of America.

	Three Months Ended September 30, 2015	Three Months Ended December 31, 2015	Three Months Ended December 31, 2014	For the Year Ended December 31, 2015	For the Year Ended December 31, 2014
Revenue:
Subscription and support	$48,090	$51,711	$37,003	$183,658	$131,060
Professional services and other	6,832	6,556	5,342	26,211	18,894
Total Revenue	$54,922	$58,267	$42,345	$209,869	$149,954

Cost of revenue reconciliation:
GAAP Subscription and support	$10,504	$11,284	$8,104	$40,632	$28,742
Stock-based compensation	(706)	(740)	(424)	(2,691)	(1,626)
Amortization of acquired intangible assets	(377)	(377)	(300)	(1,508)	(1,156)
Non-GAAP subscription and support	$9,421	$10,167	$7,380	$36,433	$25,960

GAAP Professional services and other	$8,157	$7,813	$5,980	$31,484	$22,059
Stock-based compensation	(1,178)	(1,105)	(607)	(4,320)	(2,363)
Non-GAAP professional services and other	$6,979	$6,708	$5,373	$27,164	$19,696

Gross profit and gross margin reconciliation:
Non-GAAP subscription and support gross profit	$38,669	$41,544	$29,623	$147,225	$105,100
Non-GAAP professional services and other gross profit	(147)	(152)	(31)	(953)	(802)
Non-GAAP gross profit	$38,522	$41,392	$29,592	$146,272	$104,298
Non-GAAP subscription and support gross margin	80.4%	80.3%	80.1%	80.2%	80.2%
Non-GAAP professional services and other gross margin	-2.2%	-2.3%	-0.6%	-3.6%	-4.2%
Non-GAAP gross margin	70.1%	71.0%	69.9%	69.7%	69.6%

Operating expenses reconciliation:
GAAP Research and development	$9,738	$10,476	$8,327	$39,077	$30,337
Stock-based compensation	(1,966)	(1,716)	(1,737)	(7,637)	(5,353)
Amortization of acquired intangible assets	(38)	(38)	(6)	(150)	(6)
Non-GAAP research and development	$7,734	$8,722	$6,584	$31,290	$24,978
As a % of total revenues, non-GAAP	14.1%	15.0%	15.5%	14.9%	16.7%

GAAP Sales and marketing	$33,262	$33,723	$29,716	$129,072	$98,843
Stock-based compensation	(3,725)	(2,724)	(2,841)	(12,655)	(8,860)
Amortization of acquired intangible assets	(136)	(137)	(137)	(547)	(566)
Non-GAAP sales and marketing	$29,401	$30,862	$26,738	$115,870	$89,417
As a % of total revenues, non-GAAP	53.5%	53.0%	63.1%	55.2%	59.6%

GAAP General and administrative	$9,726	$10,588	$7,066	$38,056	$25,583
Stock-based compensation	(3,092)	(3,223)	(2,078)	(11,879)	(6,918)
Amortization of acquired intangible assets	(46)	(45)	(46)	(183)	(184)
Acquisition related costs	—	—	(185)	—	(185)
Non-GAAP general and administrative	$6,588	$7,320	$4,757	$25,994	$18,296
As a % of total revenues, non-GAAP	12.0%	12.6%	11.2%	12.4%	12.2%

Loss from operations reconciliation:
GAAP loss from operations	$(16,465)	$(15,617)	$(16,848)	$(68,452)	$(55,610)
Stock-based compensation	10,667	9,508	7,687	39,182	25,120
Amortization of acquired intangible assets	597	597	489	2,388	1,912
Acquisition related costs	—	—	185	—	185
Non-GAAP loss from operations	$(5,201)	$(5,512)	$(8,487)	$(26,882)	$(28,393)

Net loss reconciliation:
GAAP Net loss attributable to Marketo	$(18,238)	$(17,151)	$(15,913)	$(71,497)	$(54,337)
Stock-based compensation	10,667	9,508	7,687	39,182	25,120
Amortization of acquired intangible assets	597	597	489	2,388	1,912
Adjustment to redeemable non-controlling interests	1,630	1,521	—	4,063	—
Acquisition related costs	—	—	185	—	185
Non-GAAP Net loss attributable to Marketo	$(5,344)	$(5,525)	$(7,552)	$(25,864)	$(27,120)

Basic and diluted net loss per share
GAAP	$(0.43)	$(0.40)	$(0.39)	$(1.68)	$(1.35)
Non-GAAP	$(0.12)	$(0.13)	$(0.18)	$(0.61)	$(0.67)

Shares used to compute basic and diluted GAAP and Non-GAAP net loss per share	42,835	43,383	41,059	42,504	40,385

MARKETO, INC.

NON-GAAP SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands)

(Unaudited)

1) Calculated Billings

	Three Months Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014
Total revenue	$58,267	$42,345	$209,869	$149,954
Add increase in total deferred revenue	9,830	9,736	29,020	21,589
Total calculated billings	$68,097	$52,081	$238,889	$171,543

2) Reconciliation of GAAP Operating Cash Flow to Free Cash Flow

	Three Months Ended December 31,		For the Year Ended December 31,
	2015	2014	2015	2014
GAAP net cash provided by operating activities	$(1,484)	$(3,185)	$2,250	$(14,023)
Less purchases of property plant and equipment	(4,229)	(2,136)	(15,849)	(8,378)
Less capitalized software development	(91)	(182)	(1,017)	(645)
Free cash flow	$(5,804)	$(5,503)	$(14,616)	$(23,046)

MARKETO, INC.

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS PER SHARE TARGETS

(In thousands, except per share data)

(Unaudited)

	Three Months Ending		For the Year Ending
	March 31, 2016		December 31, 2016
GAAP net loss per diluted share range	$(0.43)	$(0.45)	$(1.57)	$(1.63)
Adjustments:
Stock-based compensation	0.26	0.26	1.05	1.05
Amortization of acquired intangibles per share	0.01	0.01	0.05	0.05
NCI adjustment to redemption value	—	—	—	—
Non-GAAP net loss per diluted share range	$(0.16)	$(0.18)	$(0.47)	$(0.53)

Weighted Average Shares Outstanding	44,000	44,000	44,842	44,842

The GAAP and non-GAAP net income per share targets provided above and elsewhere in this press release are estimates. Marketo’s future performance involves risks and uncertainties and the Company’s actual results could differ materially from such estimates. Some of the factors that could affect the Company’s operating results are set forth under the caption “ ‘Safe harbor’ statement under the Private Securities Litigation Reform Act of 1995” in this release.